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                                   Exhibit 11
                                   ----------
                 Statements of Computation of Earnings Per Share
                 -----------------------------------------------

                                  Three Months Ended       Six Months Ended
                          ----------------------------------------------------
                                       March  31,              March  31,
                          ----------------------------------------------------
                                    1997       1996        1997        1996
------------------------------------------------------------------------------

Primary Earnings Per Share:
---------------------------
Average shares outstanding       7,394,663   7,011,516   7,253,731   6,998,538
                                ----------  ----------  ----------  ----------
Average options outstanding        253,996     198,905     225,323     189,302
Average exercise price          $    12.66  $     6.37  $    12.40  $     6.18
                                ----------  ----------  ----------  ----------
Proceeds from the assumed exercise
  of options outstanding        $3,215,589  $1,267,025  $2,794,005  $1,169,886
Average market price per share       20.22       14.46       19.34       14.34
                                ----------  ----------  ----------  ----------
Assumed shares repurchased         159,030      87,623     144,468      81,582
                                ----------  ----------  ----------  ----------
Common stock equivalents of options
  outstanding                       94,966     111,282      80,855     107,720
                                ----------  ----------  ----------  ----------
Average shares outstanding (including
  common stock equivalents)      7,489,629   7,122,798   7,334,586   7,106,258
                                ==========  ==========  ==========  ==========

Net income                      $3,402,421  $2,607,787  $6,368,158  $5,218,253
Preferred stock dividend               388     113,468     113,151     226,937
                                ----------  ----------  ----------  ----------
Net income applicable to
  common stockholders           $3,402,033  $2,494,319  $6,255,007  $4,991,316
                                ==========  ==========  ==========  ==========

Earnings per common share       $      .45  $      .35  $      .85  $      .70
                                ==========  ==========  ==========  ==========

Fully Diluted Earnings Per Share:
---------------------------------
Average shares outstanding       7,394,663   7,011,516   7,253,731   6,998,538
                                ----------  ----------  ----------  ----------
Average options outstanding        253,996     198,905     225,323     189,302
Average exercise price          $    12.66  $     6.37  $    12.40  $     6.18
                                ----------  ----------  ----------  ----------
Proceeds from the assumed exercise
  of options outstanding        $3,215,589  $1,267,025  $2,794,005  $1,169,886
Average market price per share       21.25       14.46       21.25       14.34
                                ----------  ----------  ----------  ----------
Assumed shares repurchased         151,322      87,623     131,483      81,582
                                ----------  ----------  ----------  ----------
Common stock equivalents of options
  outstanding                      102,674     111,282      93,840     107,720
Assumed conversion of outstanding
  convertible debentures (1)             -      59,180           -      60,024
Assumed conversion of outstanding
  preferred stock (2)              317,522     540,321     429,308     540,321
                                ----------  ----------  ----------  ----------
Average shares outstanding (including
  common stock equivalents)      7,814,859   7,722,299   7,776,879   7,706,603
                                ==========  ==========  ==========  ==========

Net income                      $3,402,421  $2,607,787  $6,368,158  $5,218,253
Interest expenses associated with
  the convertible debentures (3)         -      13,323           -      27,677
Income taxes (4)                         -       4,530           -       9,410
                                ----------  ----------  ----------  ----------
Net income adjusted             $3,402,421  $2,616,580  $6,368,158  $5,236,520
                                ==========  ==========  ==========  ==========

Earnings per common share       $      .44  $      .34  $      .82  $      .68
                                ==========  ==========  ==========  ==========


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


                                  Exhibit 11
                                  ----------
          Statements of Computation of Earnings Per Share, Continued
          ----------------------------------------------------------

                                   Three Months Ended       Six Months Ended
                           ---------------------------------------------------
                                       March  31,              March  31,
                           ---------------------------------------------------
                                    1997        1996        1997       1996
------------------------------------------------------------------------------


(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding      -     644,470           -     653,661
     Conversion price                    -  $    10.89           -  $    10.89
                                            ----------              ----------
     Potentially dilutive shares         -      59,180           -      60,024
                                            ==========              ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series B Preferred stock
       outstanding               4,445,300   7,564,500   6,010,312   7,564,500
     Conversion price           $    14.00  $    14.00  $    14.00  $    14.00
                                ----------  ----------  ----------  ----------
     Potentially dilutive shares   317,522     540,321     429,308     540,321
                                ==========  ==========  ==========  ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.






















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